As filed with the Securities and Exchange Commission on November 11, 2005

                                                   Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        ---------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        ---------------------------------


                           THE NAVIGATORS GROUP, INC.
             (Exact name of registrant as specified in its charter)
                                    Delaware
         (State or other jurisdiction of incorporation or organization)
                                   13-3138397
                      (I.R.S. Employer Identification No.)

                                 One Penn Plaza
                            New York, New York 10119
                                 (212) 244-2333
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                        ---------------------------------

                                 Elliot S. Orol
                    Senior Vice President and General Counsel
                           The Navigators Group, Inc.
                                 One Penn Plaza
                            New York, New York 10119
                                 (212) 244-2333

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                        ---------------------------------

                                    Copy to:
                              William S. Lamb, Esq.
                            Sheri E. Bloomberg, Esq.
                       LeBoeuf, Lamb, Greene & MacRae LLP
                              125 West 55th Street
                            New York, New York 10019
                            Telephone: (212) 424-8000
                            Facsimile: (212) 424-8500
                        ---------------------------------

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                                 CALCULATION OF REGISTRATION FEE

                                                       Proposed     Proposed maximum
                                                       maximum          aggregate        Amount of
     Title of each class of         Amount to be    aggregate price     offering       registration
   securities to be registered     registered (1)      per unit       price (1)(2)        fee (1)
------------------------------------------------------------------------------------------------------
Debt Securities of The
  Navigators Group, Inc. ......
Common Stock, par value $0.10
  per share, of The Navigators
  Group, Inc. .................
Preferred Stock, par value $0.10
  per share, of The Navigators
  Group, Inc. .................
Depositary Shares of The
  Navigators Group, Inc. (3)...
Total..........................     $130,927,500         100%       $130,927,500 (4)    $15,410.17
======================================================================================================

(1) Does not include $119,072,500 of unissued securities of The Navigators Group, Inc. covered by Registration Statement No. 333-128516 which are being carried over to this registration statement. Also does not include the registration fee of $14,014.83 which was previously paid with respect to such securities.

(2) The proposed maximum aggregate offering price has been estimated for the sole purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and is exclusive of accrued interest, distributions and dividends, if any.

(3) There is being registered hereunder an indeterminate number of Depositary Shares evidenced by Depositary Receipts as may be issued in the event that The Navigators Group, Inc. elects to offer fractional interests in the Debt Securities or shares of either Common Stock or Preferred Stock registered hereby. No separate consideration will be received for the Depositary Shares.

(4) No separate consideration will be received for the Debt Securities, Preferred Stock, Common Stock or the Depositary Shares issuable upon conversion of or in exchange for any securities registered hereunder that provide for conversion or exchange into such securities.

                        ---------------------------------


     Pursuant to the provisions of Rule 429 under the Securities Act of 1933, the prospectus contained in this registration statement also relates to $119,072,500 of unsold securities covered by the registration statement on Form S-3 (Registration No. 333-128516) of The Navigators Group, Inc. which are being carried forward in connection with this registration statement. In the event that any of such previously registered securities are offered prior to the effective date of this registration statement, the amount of such securities will not be included in any prospectus hereunder. The amount of securities being registered pursuant to this registration statement, together with the remaining securities registered under Registration Statement No. 333-128516, represents the maximum amount of securities which are expected to be offered for sale.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted or would require registration or qualification under the securities laws of the jurisdiction.



                 SUBJECT TO COMPLETION, DATED NOVEMBER 11, 2005

PROSPECTUS


                                  $ 250,000,000


                                     [LOGO]

                           THE NAVIGATORS GROUP, INC.

                                 Debt Securities
                                  Common Stock
                                 Preferred Stock
                                Depositary Shares



                              --------------------


     By this prospectus, we may offer from time to time up to $250,000,000 of any combination of the securities described in this prospectus.

     We will provide the specific terms of these securities in supplements to this prospectus. We can only use this prospectus to offer and sell any specific security by also including a prospectus supplement for that security. You should read this prospectus and the prospectus supplements carefully before you invest.

     Our common stock is listed on The NASDAQ Stock Market(R) under the symbol "NAVG."

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



                              --------------------


                    The date of this prospectus is     , 2005

                                TABLE OF CONTENTS

                                                                            Page

ABOUT THIS PROSPECTUS..........................................................i

WHERE YOU CAN FIND MORE INFORMATION............................................i

THE NAVIGATORS GROUP, INC. FILINGS............................................ii

NOTE ON FORWARD-LOOKING STATEMENTS............................................ii

THE NAVIGATORS GROUP, INC......................................................1

RATIO OF EARNINGS TO FIXED CHARGES.............................................1

USE OF PROCEEDS................................................................2

DESCRIPTION OF DEBT SECURITIES.................................................2

DESCRIPTION OF CAPITAL STOCK..................................................18

DESCRIPTION OF DEPOSITARY SHARES..............................................22

PLAN OF DISTRIBUTION..........................................................25

LEGAL OPINION.................................................................26

EXPERTS.......................................................................26

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf process, we may sell the securities described in the prospectus from time to time. This prospectus provides you with a general description of the securities we may offer. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See "The Navigators Group, Inc. Filings." You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

     No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by The Navigators Group, Inc., or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of The Navigators Group, Inc. since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

     References to the "Company," "we," "us" and "our" in this prospectus are references to The Navigators Group, Inc. and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement on Form S-3 with the SEC to register the securities covered by this prospectus. This prospectus forms a part of that registration statement and does not contain all of the information in the registration statement or the exhibits to the registration statement.

     We are subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may review a copy of those reports, statements or other information at the SEC's public reference room, which is located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important business and financial information about us that is not included in or delivered with this prospectus.

                       THE NAVIGATORS GROUP, INC. FILINGS

(File No. 001-15886)                    Period or Date Filed
--------------------                    --------------------

Annual Report on Form 10-K and the      Fiscal Year ended December 31, 2004
portions of  our Proxy Statement
dated April 14, 2005 for our 2005
Annual Meeting incorporated by
reference into our Annual Report

Quarterly Reports on Form 10-Q          Quarters ended March 31, 2005, June 30,
                                        2005 and September 30, 2005

Current Reports on Form 8-K             Filed on January 18, February 4, March
                                        11, June 17, September 9, September 20,
                                        September 23, October 11, October 13,
                                        October 17 and October 18, 2005

Description of our common stock         Filed on May 20, 1987
contained in our Form 8-A

     We are also incorporating by reference all other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of this offering.

     You can request a copy of these filings, without charge, by writing or telephoning The Navigators Group, Inc., Attn: Bradley D. Wiley, Senior Vice President, Financial Compliance Officer and Secretary, Reckson Executive Park, 6 International Drive, Rye Brook, New York 10573, Telephone: (914) 933-6025. In addition, we make available through our website at www.navg.com under the Financial Information link, free of charge, our Annual Report on Form 10-K including exhibits, quarterly reports on Form 10-Q including exhibits, current reports on Form 8-K including exhibits, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC.

                       NOTE ON FORWARD-LOOKING STATEMENTS

     This prospectus and the documents we incorporate by reference contain "forward-looking statements" within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Whenever used in this report, the words "estimate," "expect," "believe" or similar expressions are intended to identify such forward-looking statements. Forward-looking statements are derived from information that we currently have and assumptions that we make. We cannot assure that anticipated results will be achieved, since results may differ materially because of both known and unknown risks and uncertainties which we face. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results to differ materially from our forward-looking statements include, but are not limited to:

     o the effects of domestic and foreign economic conditions, and conditions which affect the market for property and casualty insurance;

     o changes in the laws, rules and regulations which apply to our insurance companies;

     o the effects of emerging claim and coverage issues on our business, including adverse judicial or regulatory decisions and rulings;

     o the effects of competition from banks and other insurers and the trend toward self-insurance;

     o risks that we face in entering new markets and diversifying the products and services we offer;

     o    unexpected turnover of our professional staff;

     o changing legal and social trends and inherent uncertainties in the loss estimation process that can adversely impact the adequacy of loss reserves and the allowance for reinsurance recoverables, including our estimates relating to ultimate asbestos and environmental liabilities and related reinsurance recoverables;

     o risks inherent in the collection of reinsurance recoverable amounts from our reinsurers over many years into the future based on their financial ability and intent to meet such obligations to the Company;

     o risks associated with our continuing ability to obtain reinsurance covering our exposures at appropriate prices and/or in sufficient amounts and the related recoverability of our reinsured losses;

     o weather-related events and other catastrophes (including acts of terrorism) impacting our insureds and/or reinsurers, including, without limitation, the impact of Hurricanes Katrina, Rita and Wilma and the possibility that our estimates of losses from Hurricanes Katrina, Rita and Wilma will prove to be materially inaccurate;

     o our ability to attain adequate prices, obtain new business and retain existing business consistent with our expectations;

     o the possibility of downgrades in our claims-paying and financial strength ratings significantly adversely affecting us, including reducing the number of insurance policies we write generally, or causing clients who require an insurer with a certain rating level to use higher-rated insurers;

     o the inability of our internal control framework to provide absolute assurance that all incidents of fraud or unintended material errors will be detected and prevented;

     o the risk that our investment portfolio suffers reduced returns or investment losses which could reduce our profitability; and

     o other risks that we identify in future filings with the SEC, including without limitation the risks described under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2004.

     In light of these risks, uncertainties and assumptions, any forward-looking events discussed in this prospectus may not occur. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of their respective dates.

                           THE NAVIGATORS GROUP, INC.

     We are an international insurance holding company focusing on specialty products for niches within the overall property/casualty insurance market. Our largest product line and most long-standing area of specialization is marine insurance. We also have developed specialty niches in professional liability insurance, and in specialty liability insurance primarily consisting of contractors' liability coverages.

     We conduct operations through our insurance company subsidiaries, five wholly owned underwriting agencies (the "Navigators Agencies") and our operations at Lloyd's of London (the "Lloyd's Operations"). Our insurance company subsidiaries consist of Navigators Insurance Company, which includes a United Kingdom Branch, and NIC Insurance Company, which writes excess and surplus lines. Navigators Insurance Company is rated 'A' (Excellent) by A.M. Best Company and 'A' (Strong) by Standard & Poor's. The Navigators Agencies consist of five wholly-owned insurance underwriting agencies that produce business for our insurance subsidiaries and unaffiliated insurers. Our Lloyd's Operations include Navigators Underwriting Agency Ltd. ("NUAL"), a Lloyd's of London ("Lloyd's") marine underwriting agency which manages Lloyd's Syndicate 1221. We participate in the capacity of Syndicate 1221 through two wholly-owned Lloyd's corporate members. In January 2005, we formed Navigators NV, a wholly owned subsidiary of NUAL, which is located in Antwerp, Belgium. Navigators NV produces transport liability, cargo and marine liability premium on behalf of Syndicate 1221.

     Our business strategy reflects certain factors that management believes are fundamental to understanding how the Company is managed. First, underwriting profit is consistently emphasized as a primary goal, above premium growth. Our assessment of our trends and potential growth in underwriting profit is the dominant factor in our decisions with respect to whether or not to expand a business line, enter into a new niche, product or territory or, conversely, to contract capacity in any business line. Second, we focus on managing the costs of our operations. We believe that careful monitoring of the costs of existing operations and assessment of costs of potential growth opportunities are important to our profitability. In addition, access to capital also has a significant impact on our outlook for our operations. Our insurance company subsidiaries' operations and ability to grow their business and take advantage of market opportunities are particularly constrained by regulatory capital requirements and rating agency assessments of capital adequacy.

     For the nine months ended September 30, 2005 and the year ended December 31, 2004, our net earned premium was $238.1 million and $311.0 million, respectively. For the same periods, our net income was $8.3 million and $34.9 million, respectively.

     We are a Delaware corporation with our principal executive offices located at One Penn Plaza, New York, New York 10119. Our telephone number at that location is (212) 244-2333.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows the ratio of earnings to fixed charges for the Company and its subsidiaries for the periods indicated:

                                             For the nine months ended            For the year ended
                                                   September 30,                      December 31,
                                           --------------------------- ---------------------------------------------
                                                      2005                2004     2003    2002     2001     2000
                                                                         ------   ------  ------   ------   ------
Ratio of earnings to fixed charges(1)(2)....           7.0x               25.5x     2.2x   12.1x     3.0x     4.5x

-------------------
(1) We have authority to issue up to 1,000,000 shares of preferred stock, par value $0.10 per share; however, there are currently no shares outstanding and we do not have a preferred stock dividend obligation. Therefore, the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

(2) For purposes of this computation, earnings consist of income from continuing operations before income taxes, plus fixed charges to the extent that such charges are included in the determination of income. Fixed charges consist of interest expense, letters of credit costs, amortization of financing costs and one-third of rental expense under operating leases which is estimated to be representative of the interest factor of such rentals.

                                 USE OF PROCEEDS

     Unless we specify otherwise in the applicable prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include investments in, or advances to, our insurance subsidiaries.

                         DESCRIPTION OF DEBT SECURITIES

     The following is a general description of the debt securities that we may issue from time to time. The particular terms relating to each debt security will be set forth in a prospectus supplement.

     The debt securities will be our direct obligations. The senior debt securities will be our unsecured obligations and will rank equally with all of our other senior debt. The senior debt securities will be issued under a senior indenture.

     Our subordinated debt securities are to be issued under an indenture that we sometimes refer to in this prospectus as the "subordinated indenture." The subordinated debt securities will have a junior position to all of our senior debt.

     The senior indenture and the subordinated indenture will be qualified under the Trust Indenture Act of 1939 and will be between us and JPMorgan Chase Bank, N.A., as trustee.

     Pursuant to the terms of our Second Amended and Restated Credit Agreement dated January 31, 2005, with JPMorgan Chase Bank, N.A., as Administrative Agent, and a syndicate of lenders, during the term of the credit agreement, which expires June 30, 2007, we may not issue any of the debt securities without the prior written consent of the lenders.

     Because a significant part of our operations are conducted through our insurance subsidiaries, a significant portion of our cash flow, and consequently, our ability to service debt, including the debt securities, is dependent upon the earnings of those subsidiaries and the transfer of funds by those subsidiaries to us in the form of dividends or other transfers, supplemented with borrowings. Our insurance subsidiaries may only declare and pay dividends to us if they are permitted to do so under the insurance laws and regulations of the states where they are domiciled.

     Some of our subsidiaries may finance their operations by borrowing from external creditors; lending agreements between some of the operating subsidiaries and external creditors may restrict the amount of net assets available for cash dividends and other payments to us.

     In addition, holders of the debt securities of the Company will have a junior position to claims of creditors of our subsidiaries, including policyholders, trade creditors, debt holders, secured creditors, taxing and regulatory authorities, guarantee holders and any preferred stockholders. As of the date of this prospectus, excluding trade creditors, the claims of policyholders and short-term borrowings, none of our subsidiaries has incurred any material amount of indebtedness or other obligations that would effectively rank senior to our debt securities. Any claims we have as an unsecured creditor of our subsidiary would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to the indebtedness held by us.

     We have summarized below the material provisions of the two indentures. The summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the forms of indentures, which are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination. You should read the indentures for provisions that may be important to you.

Terms Applicable to All Debt Securities

     No Limit on Debt Amounts

     The indentures do not limit the amount of debt that can be issued under the indentures. These amounts are set from time to time by our board of directors.

     Prospectus Supplements

     The applicable prospectus supplement will summarize the specific terms for the debt securities and the related offering including, with respect to each series of debt securities, some or all of the following:

     o    title and form of the securities;

     o    offering price;

     o    any limit on the amount that may be issued;

     o    maturity date(s);

     o interest rate or the method of computing the interest rate (including, if applicable, any provisions relating to the resetting of such rate and any maximum rate applicable to any reset rate);

     o dates on which interest will accrue, or how the dates will be determined, the interest payment dates and any related record dates;

     o terms and conditions on which the debt securities may be redeemed, in whole or in part, at our option;

     o date(s), if any, on which, and the price(s) at which, we are obligated to redeem, or at the holder's option to purchase, in whole or in part, the debt securities and related terms and provisions;

     o    details of any required sinking fund payments;

     o the currency or currencies in which the debt securities will be denominated or payable, if other than U.S. dollars;

     o any index, formula or other method by which payments on the debt securities will be determined, and any special voting or defeasance provisions in connection with a determination, if the amount of payments are to be determined with reference to an index, formula or other method;

     o    the persons to whom payments of interest will be made;

     o any provisions granting special rights to holders when a specified event occurs;

     o    any changes to or additional events of default or covenants;

     o any special tax implications of the debt securities, including under what circumstances, if any, and with what procedures and documentation we will pay additional amounts on the debt securities held by a non-U.S. person in respect of taxes, assessments or similar charges withheld or deducted and, if so, the terms related to any option we will have to redeem those debt securities rather than pay those additional amounts;

     o whether or not the debt securities will be issued in global form and who the depositary will be;

     o any restrictions on the registration, transfer or exchange of the debt securities;

     o the place or places where debt securities may be surrendered for registration of transfer or for exchange, where notices and demands to or upon us in respect of the debt securities and the indentures may be served;

     o terms, if any, on which a series of debt securities may be convertible into or exchangeable for our shares of common stock, including provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option;

     o if the debt securities are convertible or exchangeable, the events or circumstances that will result in adjustments to the conversion or exchange price and the formulae for determining the adjusted price;

     o    subordination terms of any subordinated debt securities; and

     o any other terms that are not inconsistent with the indenture applicable to a series of debt securities, including any terms that may be required by or advisable under United States laws or regulations or advisable (as determined by us) in connection with the marketing of that series of debt securities.

     Unless otherwise provided in an applicable indenture relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange, other than exchanges not involving any transfer, like the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed or purchased in part.

     A series of debt securities may be issued under the relevant indenture as original issue discount securities, which are securities that are offered and sold at a substantial discount from their stated principal amount. In addition, debt securities offered and sold at their stated principal amount may under some circumstances, pursuant to applicable Treasury Regulations, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such original issue discount securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to those securities.

     Covenants

     We will agree in the indentures to:

     o pay the principal, interest and any premium on the debt securities when due;

     o maintain an office or agency in the State of New York or other place of payment specified in the debt securities or the relevant indenture, where debt securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon us in respect of the debt securities and the relevant indenture may be served;

     o prepare and file or deliver certain reports, as more fully specified in the relevant indenture, with the trustee under the relevant indenture, the SEC, and/or registered holders of debt securities, as the case may be;

     o deliver to the trustee under the relevant indenture, as more fully specified in that indenture, officers' certificates relating to our compliance under the relevant indenture and the occurrence of any default or event of default under that indenture;

     o file with the trustee under the relevant indenture and the SEC, in accordance with, and as may be required by, the rules and regulations prescribed from time to time by the SEC, the additional information, documents and reports with respect to compliance by us with the conditions and covenants provided for in the relevant indenture;

     o unless our board of directors determines that it is no longer desirable in the conduct of our business and our significant subsidiaries, taken as a whole, and that there will be no adverse impact in any material respect to the holders of debt securities, subject to those exceptions as more fully specified in the relevant indenture, do or cause to be done all things necessary to preserve and keep in full force and effect:

          o our existence as a corporation or other permitted entity, and the corporate, partnership or other existence of each of our significant subsidiaries, in accordance with their respective organizational documents; and

          o the rights, licenses and franchises of us and certain of our subsidiaries; and

     o not at any time seek application of any applicable stay, extension or usury law that may affect the covenants or the performance under the indentures.

     Consolidation, Merger and Sale of Assets

     We will not consolidate or amalgamate with or merge into any other entity or transfer all or substantially all of our properties or assets unless:

     o    we are the surviving entity; or

     o the successor or surviving entity is organized or existing under the laws of the United States of America, any state thereof, or the District of Columbia or Bermuda and assumes all of our obligations under the debt securities and the indentures pursuant to supplemental indentures in forms reasonably satisfactory to the trustee(s) under the indentures; and, in either case,

     o after giving effect to such transaction, no event of default under the indentures and no event which, after notice or lapse of time, or both, would become an event of default, will have happened and be continuing.

     Upon any such consolidation, amalgamation, merger or transfer, the successor will be substituted for us under the indentures. In the case of a sale, assignment, transfer, conveyance or other disposition (other than a lease) of all or substantially all of our properties or assets that meets the requirements stated in the immediately preceding paragraph, we will be relieved of all obligations and covenants under the indentures and the debt securities.

     Satisfaction and Discharge

     Upon our request, the relevant indenture will no longer be effective with respect to any series for almost all purposes if either:

     o all outstanding securities of that series have been delivered to the trustee for cancellation, we have paid all sums payable in respect of that series and we have delivered to the trustee a certificate and opinion of legal counsel that all conditions precedent to satisfaction and discharge have been fulfilled; or

     o the only securities that are still outstanding have, or within one year will, become due and payable or are to be called for redemption, we have deposited with the trustee funds that are sufficient to make all future payments, no default or event of default will have occurred and be continuing on the date of that deposit and that deposit will not result in a breach of any other instrument by which we are bound, we have paid all other sums payable in respect of that series, and we have delivered to the trustee a certificate and opinion of counsel that all conditions precedent to satisfaction and discharge have been fulfilled.

     Legal Defeasance and Covenant Defeasance

     Under each indenture, we may elect, with respect to a series of debt securities at the option of our board of directors and subject to the satisfaction of the conditions described below, either:

     o to be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of the applicable series and to have satisfied all of our other obligations under the debt securities of the applicable series and under the provisions of the relevant indenture, which we refer to as legal defeasance; or

     o to be released from some of our obligations under the relevant indenture, which we refer to as covenant defeasance.

     We can exercise legal or covenant defeasance if we put in place the following arrangements:

     o we must irrevocably deposit with the applicable indenture trustee (or another trustee meeting certain eligibility requirements and agreeing to be bound by the applicable provisions of the relevant indenture pursuant to the terms of an irrevocable trust agreement), in trust, for the benefit of the holders of the applicable series of debt securities:

          o    cash in United States dollars;

          o non-callable and non-redeemable direct obligations of the United States of America or of an agency or instrumentality controlled or supervised by the United States of America, in each instance, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America; or

          o a combination of the foregoing that, in each case, is sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding debt securities of the applicable series on their stated maturity or applicable redemption date, as the case may be, and any mandatory sinking fund payments applicable to that particular series of the debt securities on the day on which the payments are due;

     o we must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding securities of the applicable series will not recognize income, gain or loss for federal income tax purposes solely as a result of the defeasance;

     o no default or event of default shall have occurred and be continuing on the date of the deposit of the amounts to be held in trust for the benefit of the holders (other than a default or event of default resulting from the borrowing of funds to be applied to the deposit) or in the case of any insolvency-related defaults, at any time in the period ending on the 91st day after the date of the deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws that apply to the deposit by us); and

     o we must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

     After satisfying the conditions for legal defeasance, the applicable debt securities will be deemed outstanding only for limited purposes as more fully set forth in the relevant indenture. After legal defeasance, the holders of outstanding debt securities will have to rely solely on the deposits we make to the trustee for repayment of the debt securities.

     After satisfying the conditions for covenant defeasance, the debt securities of the applicable series will be deemed not outstanding for the purposes of the covenants from which we have been released, but will continue to be deemed outstanding for all other purposes under the relevant indenture.

     The applicable prospectus supplement may further describe additional provisions, if any, permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

     Information Concerning the Trustee

     JPMorgan Chase Bank, N.A. is the trustee under the indentures. The prospectus supplement with respect to particular debt securities will describe any changes in our relationship with the trustee at the time that any debt securities are offered.

     JPMorgan Chase Bank, N.A. administers its corporate trust business in the Borough of Manhattan, the City of New York, at its offices located at 4 New York Plaza, 15th Floor, New York, New York 10004.

     Form, Exchange, Transfer

     Unless otherwise specified in the prospectus supplement, debt securities will be issued in registered form without coupons. They may also be issued in global form with accompanying book-entry procedures as outlined below.

     A holder of debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. They are transferable at the corporate trust office or corporate trust agency office of the trustee or at any transfer agent designated by us for that purpose. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange, other than exchanges not involving any transfer, such as the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed or purchased in part.

     Global Securities

     The registered debt securities may be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or with a nominee for a depositary identified in the prospectus supplement. The specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement.

     Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security ("participants") or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the principal amounts of the debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

     So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

     o be entitled to have the debt securities represented by such registered global security registered in their names;

     o receive or be entitled to receive physical delivery of such debt securities in definitive forms; or

     o    be considered the owners or holders of the debt securities.

     If the depositary notifies us that it is unwilling or unable to continue as depositary for the global security or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, if so required by applicable law or regulation, and, in either case, we do not appoint a successor depositary within 90 days, we will issue debt securities in certificated form in exchange for the global security. In addition, we may at any time in our sole discretion decide not to have any debt securities represented by a global security. In such event we will issue debt securities in certificated form in exchange for a global security. The debt securities in certificated form shall be in the same minimal denominations and be of the same aggregate principal amount and tenor as the portion of each global security to be exchanged.

     Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to take any action that a holder is entitled to take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

     Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.

     We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name."

     We may at any time determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, will issue debt securities of such series in definitive form in exchange for all of the registered global security or securities representing such debt securities. Any debt securities issued in definitive form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the relevant trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

     If provided in a prospectus supplement relating to a series of debt securities, the debt securities of that series may also be issued in the form of one or more global securities that will be deposited with a common depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement.

Particular Terms of the Senior Debt Securities

     Ranking of Senior Debt Securities

     The senior debt securities will constitute part of our senior debt and rank equally with all other senior debt that is unsecured. The senior debt securities will be senior to our subordinated debt.

     Events of Default

     The following are events of default under a series of senior debt securities:

     o we fail to pay the principal, any premium, or any sinking fund payment, on any senior debt securities of that series when due;

     o we fail to pay interest on any senior debt securities of that series within 30 days following the due date;

     o we fail to observe or perform any other covenant, representation, warranty or other agreement in the senior indenture applicable to that series and that failure continues for 60 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of all series affected by that failure, treating all those series as a single class; and

     o certain events of bankruptcy or insolvency relating to us, whether voluntary or not.

     The prospectus supplement for a particular series may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior debt securities does not necessarily constitute an event of default with respect to any other series of senior debt securities.

     If a default or an event of default occurs and is continuing, and if a responsible officer of the trustee under the indenture has actual knowledge thereof, the trustee will mail to the holders of senior debt securities of the affected series a notice to that effect within 90 days after it occurs. Except in the case of a default in the payment of principal or interest, the trustee under the senior indenture may withhold notice if and so long as a committee of the trustee's responsible officers in good faith determines that withholding the notice is in the interests of the holders.

     If an event of default with respect to one or more series of senior debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare the principal of, premium, if any, and accrued and unpaid interest on, all the senior debt securities of those series to be immediately due and payable by written notice to us and the trustee (if the notice is given by holders). The holders of a majority in aggregate principal amount of the then outstanding senior debt securities of all series covered by such declaration may annul or rescind the declaration and any related payment default that resulted from the declaration, but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

     The senior indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

     The holders of a majority in principal amount of the outstanding senior debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

     o the direction cannot conflict with any law or regulation or the indenture;

     o the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

     o the trustee need not take any action that might involve it in personal liability or be unduly prejudicial to the holders of the senior debt securities not joining in the action.

     A holder may pursue a remedy directly under the indenture or the series of senior debt securities, but before doing so, the following must occur:

     o the holder must give to the trustee written notice that an event of default has occurred and is continuing;

     o the holders of at least 25% in principal amount of the then outstanding senior debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

     o the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

     o the trustee does not comply with the request within 30 days after receipt of such notice, request and offer and, if requested, provision of indemnity; and

     o during the 30 day period, the holders of a majority in principal amount of the then outstanding senior debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

     However, holders have an absolute right to receipt of principal, premium, if any, and interest on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior debt securities to bring suit for the enforcement of any payments of principal, premium, if any, and interest on senior debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

     The holders of a majority in principal amount of the senior debt securities then outstanding of all affected series, treating all such series as a single class, may by notice to the trustee on behalf of all holders of the senior debt securities of such series waive any past defaults, except:

     o a continuing default in payment of the principal of, premium, if any, or interest on, or any sinking fund payment on, senior debt securities of the series; and

     o a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior debt securities affected.

     We will periodically file statements with the trustee regarding our compliance with covenants in the senior indenture.

     Modifications and Amendments

     Except as provided below or more fully specified in the senior indenture, the senior indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior indenture. However, some amendments or waivers require the consent of each holder of any senior debt security affected. Without the consent of each holder, an amendment or waiver may not:

     o reduce the principal amount of the senior debt securities of any series whose holders must consent to an amendment, supplement or waiver;

     o reduce the principal or change the fixed maturity of the principal of, any premium on, or any mandatory sinking fund obligation of any senior debt securities of any series or alter the provisions with respect to the redemption of the senior debt securities;

     o reduce the rate, or change the time for payment, of interest, including default interest, on any senior debt security of any series;

     o waive a default or event of default in the payment of principal of, or interest or premium on, the senior debt securities of any series, except a rescission of acceleration of the senior debt securities by the holders of a majority in aggregate principal amount of the senior debt securities of any series and a waiver of the payment default that resulted from that acceleration;

     o make any senior debt security of any series payable in currency other than that stated in the senior debt securities of that series;

     o make any change in the provisions of the senior indenture relating to waivers of past defaults or the rights of the holders of senior debt securities to receive payments of principal of, or interest or premium on, the senior debt securities;

     o    waive a redemption payment with respect to any senior debt security;

     o make any change in the right of any holders of senior debt securities regarding waivers of defaults or impair or affect the right of any holder of a senior debt security of any series to receive payment of principal, premium, if any, and interest on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or

     o    make any change in the above amendment and waiver provisions.

     We and the trustee under the senior indenture may amend or supplement the senior indenture or the senior debt securities issued thereunder without the consent of any holder:

     o to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the indenture;

     o to add other covenants, restrictions or conditions for the protection of the holders of all or any series of senior debt securities;

     o    to add events of default;

     o to provide for the issuance of senior debt securities in coupon form and to provide for exchangeability of those senior debt securities under the indenture in fully registered form;

     o to provide for the issuance of, and to establish the form, terms and conditions of, senior debt securities of any series;

     o to evidence and provide for the acceptance of appointment by a successor trustee;

     o to cure any ambiguity, or to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of senior debt securities of any series are not adversely affected in any material respect under that indenture;

     o to make any change that does not adversely affect in any material respect the interests of any holder; or

     o to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended.

Particular Terms of the Subordinated Debt Securities

     Ranking of Subordinated Debt Securities

     The subordinated debt securities issued pursuant to the subordinated indenture will be subordinated and junior in right of payment to any senior debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the prospectus supplement.

     Subordination

     Unless the prospectus supplement indicates otherwise, the following provisions will apply to the subordinated debt securities. Our obligations under the subordinated debt securities will be subordinated in right of payment to our obligations under our senior debt. For this purpose, "senior debt" generally includes any indebtedness that does not expressly provide that it is on a parity with or subordinated in right of payment to the subordinated debt securities, as well as any other indebtedness that the subordinated debt is expressly junior to, as set forth in the prospectus supplement. Specifically, senior debt includes obligations under any credit facility with banks or other institutional lenders and obligations under the senior debt securities described in this prospectus. Senior debt will not include:

     o    any indebtedness to any of our subsidiaries or other affiliates;

     o    any trade payables; or

     o any indebtedness that we may incur in violation of the subordinated indenture.

     If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior debt before we pay the principal of, or any premium or interest on, the subordinated debt securities.

     We may not make any payment on the subordinated debt securities if a default in the payment of the principal, any premium, interest on, or other obligations, including any repurchase or redemption obligation, in respect of designated senior debt occurs and continues beyond any applicable grace period. We may not make any payment on the subordinated debt securities if (1) any other default occurs and continues with respect to designated senior debt that permits holders of the designated senior debt to accelerate its maturity and (2) the trustee receives a notice of default from us, a holder of designated senior debt or other person permitted to give notice. We may not resume payments on the subordinated debt securities until the defaults are cured or specified time periods pass, unless the maturity of the senior debt is actually accelerated.

     The term "designated senior debt" means our obligations under any particular senior debt if the amount of that senior debt is at least the amount specified in the applicable prospectus supplement or by board resolution and the debt instrument expressly provides that the senior debt will be designated senior debt with respect to the subordinated debt securities.

     We expect that the terms of some of our senior debt will provide that an event of default under the subordinated debt securities or an acceleration of their maturity will constitute an event of default under the senior debt. In that case, if the maturity of the subordinated debt securities is accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior debt or the acceleration has been rescinded. If the payment of the subordinated debt securities is accelerated because of an event of default, we must promptly notify the holders of senior debt of the acceleration.

     If we experience a bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors.

     The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional indebtedness constituting senior debt.

     The subordination provisions may not be amended without the consent of each holder of senior debt that would be affected by the amendment.

     Events of Default

     The following are events of default under the subordinated debt securities:

     o we fail to pay the principal of, or any premium or sinking fund payment on, any subordinated debt securities when due;

     o we fail to pay interest on any subordinated debt securities within 30 days following the due date;

     o we fail to observe or perform any other covenant, representation, warranty or other agreement in the subordinated indenture applicable to the subordinated debt securities and that failure continues for 60 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities; and

     o certain events of bankruptcy or insolvency relating to us, whether voluntary or not.

     The prospectus supplement may describe additional or different events of default that apply to any subordinated debt securities.

     If a default or an event of default occurs and is continuing, and if a responsible officer of the trustee under the subordinated indenture has actual knowledge of the default or event of default, the trustee will mail to the holders of subordinated debt securities a notice to that effect within 90 days after it occurs. Except in the case of a default in the payment of principal or interest, the trustee under the subordinated indenture may withhold notice if and so long as a committee of the trustee's responsible officers in good faith determines that withholding the notice is in the interests of the holders.

     If an event of default with respect to the subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding subordinated debt securities may declare the principal of, premium, if any, and accrued and unpaid interest (subject to applicable subordination provisions in the subordinated indenture) on, all the subordinated debt securities to be immediately due and payable by written notice to us and the trustee (if the notice is given by holders). The holders of a majority in aggregate principal amount of the then outstanding subordinated debt securities may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

     The subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

     The holders of a majority in principal amount of the outstanding subordinated debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

     o the direction cannot conflict with any law or regulation or the subordinated indenture;

     o the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

     o the trustee need not take any action that might involve it in personal liability or be unduly prejudicial to the holders of the subordinated debt securities not joining in the action.

     A holder may pursue a remedy directly under the subordinated indenture or the subordinated debt securities, but before doing so, the following must occur:

     o the holder must give to the trustee written notice that an event of default has occurred and is continuing;

     o the holders of at least 25% in principal amount of the then outstanding subordinated debt securities must make a written request to the trustee to pursue the remedy;

     o the holder or holders must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

     o the trustee does not comply with the request within 30 days after receipt of the request and offer and, if requested, the provision of indemnity; and

     o during the 30 day period, the holders of a majority in principal amount of the then outstanding subordinated debt securities do not give the trustee a direction inconsistent with the written request.

     However, holders have an absolute right to receipt of principal, premium, if any, and interest on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of subordinated debt securities to bring suit for the enforcement of any payments of principal of, premium, if any, and interest on, subordinated debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

     The holders of a majority in principal amount of the subordinated debt securities then outstanding may by notice to the trustee on behalf of all holders of the subordinated debt securities waive any past defaults, except:

     o a continuing default in payment of the principal of, premium, if any, or interest on, or any sinking fund payment on, the subordinated debt securities; and

     o a continuing default in respect of a covenant or provision of the subordinated indenture that cannot be amended or modified without the consent of each holder of the subordinated debt securities affected.

     We will periodically file statements with the trustee regarding our compliance with covenants in the subordinated indenture.

     Modifications and Amendments

     Except as provided below, or more fully specified in the subordinated indenture, the subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of the outstanding subordinated debt securities. In addition, the record holders of a majority in principal amount of the outstanding subordinated debt securities may waive defaults under, or compliance with, the provisions of the subordinated indenture.

     However, some amendments or waivers require the consent of each holder of any subordinated debt security affected. Without the consent of each holder, an amendment or waiver may not:

     o reduce the principal amount of the subordinated debt securities whose holders must consent to an amendment, supplement or waiver;

     o reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation, if any, of, the subordinated debt securities or alter the provisions with respect to the redemption of the subordinated debt securities;

     o reduce the rate, or change the time for payment, of interest, including default interest, on the subordinated debt securities;

     o waive a default or event of default in the payment of principal of, or interest or premium on, the subordinated debt securities, except a rescission of acceleration of the subordinated debt securities by the holders of a majority in aggregate principal amount of the subordinated debt securities and a waiver of the payment default that resulted from that acceleration;

     o make the subordinated debt securities payable in currency other than that stated in the subordinated debt securities;

     o make any change in the provisions of the subordinated indenture relating to waivers of past defaults or the rights of the holders of subordinated debt securities to receive payments of principal of, or interest or premium on, the subordinated debt securities;

     o waive a redemption payment with respect to any subordinated debt security;

     o make any change in the right of any holders of subordinated debt securities regarding waivers of defaults or impair or affect the right of any holder of a subordinated debt security to receive payment of principal, premium, if any, and interest on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or

     o    make any change in the above amendment and waiver provisions.

     We and the trustee under the subordinated indenture may amend or supplement the subordinated indenture or the subordinated debt securities without the consent of any holder:

     o to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the subordinated indenture;

     o to add other covenants, restrictions or conditions for the protection of the holders of subordinated debt securities;

     o    to add events of default;

     o to provide for the issuance of subordinated debt securities in coupon form and to provide for exchangeability of those subordinated debt securities under the subordinated indenture in fully registered form;

     o to provide for the issuance of, and to establish the form, terms and conditions of, the subordinated debt securities;

     o to evidence and provide for the acceptance of appointment by a successor trustee;

     o to cure any ambiguity or to correct or supplement any provision in the subordinated indenture that may be defective or inconsistent with any other provision contained in the subordinated indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under the subordinated indenture, so long as the interests of holders of subordinated debt securities are not adversely affected in any material respect under the subordinated indenture;

     o to make any change that does not adversely affect in any material respect the interests of any holder; or

     o to comply with the requirements of the SEC in order to effect or maintain the qualification of the subordinated indenture under the Trust Indenture Act of 1939, as amended.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our Restated Certificate of Incorporation and our By-laws, as amended, and the Delaware General Corporation Law, and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our Restated Certificate of Incorporation and our By-laws, as amended, are incorporated by reference as exhibits to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain copies of these documents.

     Our Restated Certificate of Incorporation authorizes us to issue 20,000,000 shares of common stock, par value of $0.10 per share, and 1,000,000 shares of preferred stock, par value of $0.10 per share. As of November 8, 2005, there were 16,587,257 shares of common stock outstanding and we had no preferred stock issued or outstanding.

     The particular terms of the common stock or preferred stock offered by any prospectus supplement and the extent to which the general provisions described below may apply to such common stock or preferred stock will be outlined in the applicable prospectus supplement.

Common Stock

     Voting Rights. Each holder of our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders. Our stockholders do not have the right to cumulate their votes in the election of directors. The quorum required at a stockholders' meeting for consideration of any matter is a majority of the shares entitled to vote on that matter, represented in person or by proxy. If a quorum is present, directors are elected if they receive a plurality of the votes present at the meeting and entitled to vote. Except as otherwise provided in our Restated Certificate of Incorporation, all other matters can be approved by the affirmative vote of a majority of the shares represented at a meeting and entitled to vote on the matter. See "--Voting Rights with Respect to Extraordinary Corporate Transactions" below for information on when our Restated Certificate of Incorporation requires a different stockholder vote.

     Dividends. Subject to the prior rights of the holders of shares of preferred stock that may be issued and outstanding, none of which are currently outstanding, the holders of common stock are entitled to receive dividends as and when declared by our board of directors. The issuance of dividends will depend upon, among other factors deemed relevant by our board of directors, our financial condition, results of operations, cash requirements, future prospects, changes in tax or other applicable laws relating to the treatment of dividends and regulatory restrictions on the payment of dividends that apply under applicable insurance laws. Dividends may be paid in cash, stock or other form. Each such dividend shall be payable to holders of record as they appear on our stock books on such record dates as shall be fixed by the board of directors.

     Liquidation Rights. In the event of any liquidation, dissolution or winding-up of the Company, the holders of our common stock will share equally in the assets remaining after creditors and preferred stockholders are paid.

     Other Rights. Holders of shares of our common stock have no redemption or conversion rights and no preemptive or other rights to subscribe for our securities.

     The transfer agent and registrar for our common stock is LaSalle Bank, N.A.

     Our common stock is listed on The NASDAQ Stock Market(R) under the symbol "NAVG."

Preferred Stock

     General. Our board of directors may authorize the issuance of preferred stock in series and will specify the dividend and liquidation preferences, redemption prices and conversion rights of each series. When we issue preferred stock, all shares will be fully paid and non-assessable. The holders of our preferred stock will not have preemptive rights.

     Rank. With respect to dividend rights and rights on liquidation, winding up and dissolution, each series of our preferred stock will rank:

     o senior to all classes of our common stock and to all equity securities issued by us that specifically provide that they will rank junior to our preferred stock;

     o equal with all our equity securities that specifically provide that they will rank equally with our preferred stock; and

     o junior to all our equity securities that specifically provide that they will rank senior to our preferred stock.

     As used in any amendment to our Restated Certificate of Incorporation for these purposes, the term "equity securities" will not include any debt securities convertible or exchangeable for equity securities.

     Dividends. Upon a decision of our board of directors, our preferred stockholders will be entitled to receive cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to their series of preferred stock. This rate may be fixed or variable or both. We will pay dividends to holders of record of our preferred stock as they appear on our books on the record dates that are fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

     We may not declare or pay full dividends or set aside funds for the payment of dividends on any series of our preferred stock unless we pay or set apart funds for payment of dividends on the equity securities entitled to receive the same dividends as our preferred stock. If full dividends are not paid, each series of preferred stock shall share dividends pro rata with these other equity securities.

     Conversion and Exchange. The prospectus supplement for any series of our preferred stock will state the terms, if any, on which shares of that series are convertible into shares of another series of preferred stock or common stock or exchangeable for another series of our preferred stock, common stock or debt securities.

     Redemption. A series of our preferred stock may be redeemed at any time, in whole or in part, at our option or the option of a preferred stockholder. We may have the right to redeem a series of our preferred stock without your consent pursuant to a sinking fund or otherwise upon the terms and at the redemption prices set forth in the prospectus supplement relating to such series.

     In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by our board of directors, or by any other method determined to be equitable by our board of directors.

     On and after a redemption date, dividends will cease to accrue on shares of our preferred stock called for redemption and all your rights as a holder of these shares will end (except for the right to receive the redemption price) unless we fail to properly pay the redemption price.

     Liquidation Preference. If we are liquidated, dissolved or wound up, our preferred stockholders will be entitled to receive distributions of our assets that are available for stockholders in the amount set forth in the prospectus supplement for each series of preferred stock, plus any accrued and unpaid dividends. These distributions will be made before any distribution is made on any securities ranking junior to our preferred stock with respect to liquidation, including our common stock. If we are liquidated, dissolved or wound up and the amounts payable on our preferred stock and on any other of our securities ranking equally with respect to liquidation rights are not paid in full, the preferred stockholders of such series and the holders of other equally ranking securities will share ratably in any distribution of our assets in proportion to the full liquidation preferences to which each is entitled. After full payment of the liquidation preference to which they are entitled, our preferred stockholders will not be entitled to any further participation in any distribution of our assets.

     Voting Rights. Our preferred stockholders will not have the right to vote unless the board of directors states for a particular series of our preferred stock that they have this right or except as required by law.

     Transfer Agent and Registrar. We will describe the transfer agent and registrar for each series of our preferred stock in the applicable prospectus supplement.

Voting Rights with Respect to Extraordinary Corporate Transactions

     Generally, under Delaware law, plans of merger, consolidation or exchange and sales, leases, exchanges or other dispositions of all, or substantially all, of a corporation's property and assets, other than in the usual and regular course of business, must be approved by the affirmative vote of at least a majority of all of the outstanding shares entitled to vote on the matter and at least a majority of the outstanding shares of each class or series of shares, if any, entitled to vote on the matter as a class. A corporation's certificate of incorporation may provide for a greater vote. In order to approve any plan of merger or consolidation or any sale, lease, exchange or disposition of all or substantially all of our assets, our Restated Certificate of Incorporation requires the affirmative vote of the holders of at least 66(2)/3% of the outstanding shares entitled to vote on the matter, or if no vote is required by Delaware law, 66(2)/3% of the outstanding shares entitled to vote in the election of directors generally, unless the transaction falls within two exempt categories, in which case the Delaware law approval requirements discussed above are effective. This supermajority vote requirement is not applicable to any action between us and one of our wholly owned subsidiaries or certain affiliates or to any action with a third party if it is approved by two-thirds of the members of our board of directors prior to completion and such approval remains in effect on the date of completion.

Voting Rights with Respect to Amendments to our Restated Certificate of Incorporation and By-Laws

     Generally, under Delaware law, a board of directors may propose amendments to a corporation's certificate of incorporation. Proposed amendments must be approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, and a majority of each class of shares entitled to vote on such amendment as a class, unless the corporation's certificate of incorporation requires a larger percentage. Except for any amendment to the provision relating to merger approval discussed above under "--Voting Rights with Respect to Extraordinary Corporate Transactions," which requires the approval of 66(2)/3% of our outstanding shares, our Restated Certificate of Incorporation does not require any larger stockholder vote percentage for an amendment to its provisions.

     Delaware law provides that the power to adopt, amend and repeal by-laws shall be in the stockholders entitled to vote; provided that a corporation may, in its certificate of incorporation, confer upon its directors the power to also adopt, amend and repeal by-laws. Our Restated Certificate of Incorporation authorizes our board of directors to make, alter, amend or repeal our By-laws. Amendment of the By-laws by our stockholders requires the affirmative vote of the holders of a majority of the outstanding shares entitled to vote.

Anti-takeover Provisions of our Restated Certificate of Incorporation and By-laws and Applicable Law

     Some provisions of our Restated Certificate of Incorporation and By-laws or other applicable law may delay or make more difficult unsolicited acquisitions or changes of control of our company. We believe that these provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not thought by our board of directors to be in our best interest and the best interests of our stockholders.

     Those provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of our company, although the proposals, if made, might be considered desirable by a majority of our stockholders. Those provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors. Those provisions include the provisions discussed above with respect to extraordinary corporate transactions and amendments to our Restated Certificate of Incorporation and By-laws as well as the following provisions.

     Blank Check Preferred Stock. Our board of directors, without stockholder approval, can issue preferred stock with voting and conversion rights that could adversely affect the voting power or other rights of the holders of shares of common stock. This right of issuance could be used as a method of preventing a party from gaining control of us.

     Removal of Directors; Special Meetings of the Stockholders. Our By-laws provide that directors may be removed with or without cause and the subsequent vacancy filled, by the affirmative vote of a majority of the outstanding shares entitled to vote, at a special meeting called for that purpose. Special meetings of our stockholders may only be called by our president or secretary or by resolution of a majority of our board of directors. As a result, unless the specified officers or board concurs, a stockholder may not be able to propose removal of a director prior to his or her annual term expiring.

Similarly, a stockholder who wishes to present an issue to his or her fellow stockholders may be required to wait for the annual meeting.

     Delaware Section 203. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Generally, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" during the three years after the date the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person, who together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation's outstanding voting stock. Under Section 203, a business combination between us and an interested stockholder is prohibited unless it satisfies one of the following conditions:

     o before the stockholder became an interested stockholder, our board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

     o upon the completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

     o the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders by at least 66(2)/3% of the outstanding voting stock that is not owned by the interested stockholder.

     Insurance Holding Company Regulations on Change of Control. We are regulated as an insurance holding company and are subject to state and foreign laws that restrict the ability of any person to obtain control of an insurance holding company without prior regulatory approval. Without this approval or an exemption, no person or entity may acquire "control" of an insurance subsidiary or merge with the holding company. "Control" is generally defined as the direct or indirect power to direct or cause the direction of the management and policies of a person and is usually presumed to exist if a person directly or indirectly owns or controls 10% or more of the voting securities of another person.

                        DESCRIPTION OF DEPOSITARY SHARES

     The following description of the depositary shares and the terms of the deposit agreement is a summary. It summarizes only those aspects of the depositary shares and those portions of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the Registration Statement that includes this prospectus. See "Where You Can Find More Information" for information on how to obtain a copy of the deposit agreement.

     The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

     We may choose to offer fractional interests in debt securities or fractional shares of our common stock or preferred stock. If we decide to do so, we will issue fractional interests in debt securities, common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of common stock or of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.

     We will deposit the debt securities or shares of common stock or preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

     The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

     If we redeem a debt security, common stock or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever we redeem debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Common Stock or Preferred Stock

     Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, common stock or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder's depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

     We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

     The deposit agreement will terminate if:

     o    all outstanding depositary shares have been redeemed;

     o if applicable, the debt securities and the preferred stock represented by depository shares have been converted into or exchanged for our common stock; or

     o there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the common stock or preferred stock, including in connection with our liquidation, dissolution or winding-up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

     The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

     The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities or preferred stock, as the case may be.

     Neither we nor the depositary will be liable under the deposit agreement to you other than for its gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

                              PLAN OF DISTRIBUTION

     We may sell any series of debt securities, common stock, preferred stock and depositary shares being offered directly to one or more purchasers, through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The distribution of the securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prospectus supplement will set forth the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price of such securities and the proceeds to us and/or a trust from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any initial public offering price, discounts or concessions allowed or paid to dealers may be changed from time to time.

     Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

     We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act of 1933 in connection with the securities they remarket.

     We may authorize underwriters, dealers or other persons acting as agents for us to solicit offers by certain institutions to purchase securities from us, pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

     The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.

     We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

                                  LEGAL OPINION

     Unless we state otherwise in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by LeBoeuf, Lamb, Greene & MacRae LLP, New York, New York, special counsel to us.

                                     EXPERTS

     The consolidated financial statements of The Navigators Group, Inc. as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004 and all related financial statement schedules, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred with the Offerings described in this Registration Statement. All amounts are estimated except the SEC registration fee.

Registration Fee..................................................     $29,425
*Printing Costs for Registration Statement, prospectus and
    related documents.............................................     $75,000
*Accounting Fees and Expenses.....................................    $175,000
*Legal Fees and Expenses..........................................    $200,000
*Trustees' Fees...................................................     $10,000
*Rating Agencies' Fees............................................     $50,000
*NASD.............................................................     $15,000
*Miscellaneous....................................................     $20,000
                                                                    ------------
     *Total.......................................................    $574,425
                                                                    ============
------------------
* Estimated.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify any person who is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.
Section 145 also provides that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or enterprise or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     Section 145 of the DGCL also provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

     Article Seventh of the Company's Restated Certificate of Incorporation, as amended, provides that the Company shall indemnify all persons who it may indemnify to the full extent allowable under the DGCL.

     Article V, Section 10 of the Company's By-laws provides that the Company shall indemnify any person who is a party to any action, suit, or proceeding by reason of the fact that he, his testator or intestate, is or was a director, officer or employee of the Company or of any company which he served as such at the Company's request, against reasonable expenses (including attorneys' fees) actually and necessarily incurred by him in connection with the defense of such action, suit, or proceeding, or in connection with the appeal thereof, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

     The Company's By-laws further provide that the indemnification described therein is not exclusive, and shall not exclude any other rights to which those seeking to be indemnified may be entitled under law.

     In addition, the Company maintains directors' and officers' liability insurance under which our directors and officers are insured against loss (as defined in the policy) as a result of claims brought against them for their wrongful acts in such capacities.

ITEM 16.   EXHIBITS.

Exhibit                                        Description
Number                                         -----------
-------

 1.1 Form of Underwriting Agreement relating to Debt Securities and Preferred Stock.*
 1.3     Form of Underwriting Agreement relating to Common Stock.*
 3.1 Restated Certificate of Incorporation of The Navigators Group, Inc., incorporated by reference to Exhibit 3 of our Form S-8 filed July 26, 2002 (File No. 333-97183).
 3.2 Certificate of Amendment to the Restated Certificate of Incorporation, incorporated by reference to Exhibit 3 of our Form S-8 filed July 26, 2002 (File No. 333-97183).
 3.3 By-laws of The Navigators Group, Inc., as amended, incorporated by reference to Exhibit 3 of our Form S-1 filed May 13, 1986 (File No. 33-5667).
 4.3     Form of Indenture for Senior Debt Securities, dated as of     , 2005,
         between The Navigators Group, Inc. and JPMorgan Chase Bank, N.A., as Trustee, incorporated by reference to Exhibit 4.3 of our Form S-3 filed September 23, 2005 (File No. 333-128516).
 4.4     Form of Indenture for Subordinated Debt Securities, dated as of    ,
         2005, between The Navigators Group, Inc. and JPMorgan Chase Bank, N.A., as Trustee, incorporated by reference to Exhibit 4.4 of our Form S-3 filed September 23, 2005 (File No. 333-128516).
 4.5     Form of Deposit Agreement.*
 4.6     Form of Depositary Receipt (included in Exhibit 4.5).*
 4.20 Form of Certificate of Designation, Preferences and Rights of Preferred Stock of The Navigators Group, Inc.*
 5.1     Opinion of LeBoeuf, Lamb, Greene & MacRae LLP.
12.1     Computation of Ratio of Earnings to Fixed Charges.
23.1     Consent of KPMG LLP.
23.2     Consent of LeBoeuf, Lamb, Greene & MacRae LLP (included in Exhibit
         5.1).
24.1     Powers of Attorney (included in the signature page hereto).
25.1 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank, N.A., as Trustee for the Senior Indenture for the Senior Debt Securities.
25.2 Statement of Eligibility under the Trust Indenture Act of 1939 of JPMorgan Chase Bank N.A., as Trustee for the Subordinated Indenture for the Subordinated Debt Securities.

---------------
* To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

ITEM 17.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (f) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, The Navigators Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye Brook, State of New York, on this 11th day of November, 2005.

                                       THE NAVIGATORS GROUP, INC.

                                       By:    /s/ Paul J. Malvasio
                                              ----------------------------------
                                       Name:  Paul J. Malvasio
                                       Title: Executive Vice President and Chief
                                              Financial Officer



                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Paul J. Malvasio, Elliot S. Orol and Bradley D. Wiley as true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                             TITLE                      DATE
           ---------                             -----                      ----
     /s/ Terence N. Deeks        Chairman                              November 11, 2005
-------------------------------
       Terence N. Deeks

    /s/ Stanley A. Galanski      Director, President and Chief         November 11, 2005
-------------------------------  Executive Officer (Principal
      Stanley A. Galanski        Executive Officer)

     /s/ Paul J. Malvasio        Executive Vice President and Chief    November 11, 2005
-------------------------------  Financial Officer (Principal
       Paul J. Malvasio          Financial Officer)

  /s/ Salvatore A. Margarella    Vice President and Treasurer          November 11, 2005
-------------------------------  (Principal Accounting Officer)
    Salvatore A. Margarella

   /s/ H. J. Mervyn Blakeney     Director                              November 11, 2005
-------------------------------
     H. J. Mervyn Blakeney


                                      II-6



      /s/ Peter A. Cheney        Director                              November 11, 2005
-------------------------------
        Peter A. Cheney

   /s/ Robert W. Eager, Jr.      Director                              November 11, 2005
-------------------------------
     Robert W. Eager, Jr.

  /s/ Leandro S. Galban, Jr.     Director                              November 11, 2005
-------------------------------
    Leandro S. Galban, Jr.

       /s/ John F. Kirby         Director                              November 11, 2005
-------------------------------
         John F. Kirby

       /s/ Marc M. Tract         Director                              November 11, 2005
-------------------------------
         Marc M. Tract

     /s/ Robert F. Wright        Director                              November 11, 2005
-------------------------------
       Robert F. Wright



                                      II-7